                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                SECOND AMENDMENT

          SECOND AMENDMENT, dated as of December 27, 2001 (this "Amendment"),
                                                                 ---------
to the Credit Agreement, dated as of May 23, 2000 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Acterna LLC (f/k/a Dynatech
                         ----------------
LLC), a Delaware limited liability company (the "Primary Borrower"), Acterna
                                                 ----------------
International GmbH, a German company, the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), JPMorgan Chase
                                                      -------
Bank (as successor by merger to Morgan Guaranty Trust Company of New York), as agent for the German Term Loan Lenders named therein, JPMorgan Chase Bank (as successor by merger to Morgan Guaranty Trust Company of New York), as administrative agent (in such capacity, the "Administrative Agent") for the
                                             --------------------
Lenders, Credit Suisse First Boston, as syndication agent for the Lenders and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank) and Bankers Trust Company, each in its capacity as co-documentation agents for the Lenders.

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Primary Borrower;

          WHEREAS, the Primary Borrower has requested, the Lenders to agree to amend the Credit Agreement; and

          WHEREAS, the Lenders have agreed to the requested amendments but only on the terms and conditions contained in this Amendment;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1. Defined Terms. Terms defined in the Credit Agreement and
                     -------------
used herein shall have the meanings given to them in the Credit Agreement.

          Section 2. Amendment to Subsection 1.1 (Definitions).  Subsection 1.1
                     ----------------------------------------
of the Credit Agreement is hereby amended as follows:


          (a) by deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

        "'Active Subsidiary':  each Subsidiary of the Borrower other than any
          -----------------
        Inactive Subsidiary.";

        "`Applicable Commitment Fee Rate': 0.50% per annum.";
          ------------------------------

        "`Applicable Margin": (a) with respect to Tranche B Loans, 4.00% (for
          -----------------
        Eurocurrency Loans), and 3.00% (for ABR Loans), (b) with respect to the German Term Loan, 0.30% and (c) with respect to Revolving Credit Loans, Swing Line Loans, Tranche A Loans and Reimbursement Term Loans
        (if any), the rate per annum set forth below under the relevant column heading below opposite the Level then in effect:

                ========================================================
                                               Applicable Margin
                                   -------------------------------------
                                        Eurocurrency         ABR Loans
                     Level                 Loans
                --------------------------------------------------------
                    Level I                2.50%               1.50%
                    Level II               2.75%               1.75%
                    Level III              3.00%               2.00%
                    Level IV               3.25%               2.25%
                    Level V                3.50%               2.50%
                =========================================================

          Notwithstanding the foregoing, (y) the "Applicable Margin" from time to time in effect for Swing Line Loans shall be the rate which would then be applicable to Revolving Credit Loans which are ABR Loans and
          (z) for each day prior to the date which is six months following the Closing Date, the Level in effect shall be deemed to be Level V."; and

          "`Credit Documents': this Agreement, the Notes, the German L/C, the
            ----------------
          Applications, the Intercreditor Agreement and the Security Documents."

          (b) by adding the following new definitions in the appropriate alphabetical order:

          "`Additional Indebtedness': Indebtedness of the Primary Borrower
            -----------------------
          having terms and conditions not less favorable to the Primary Borrower than those of the Convertible Notes. Such Indebtedness may be secured and guaranteed to the same extent as the Convertible Notes so long as
          (a) such Indebtedness is held by one or more members of the CD&R Group and (b) the holder or holders of such Indebtedness be or become party to the Intercreditor Agreement as contemplated by paragraph 18(d) of the Intercreditor Agreement on or prior to the date on which such Indebtedness is incurred.

          "`Adjustment Period': the period from the Amendment Effective Date to
            -----------------
          the first date on or after June 30, 2003 on which no Default or Event of Default has occurred and is continuing.

          "`Amendment Effective Date': the date on which the Second Amendment to
            ------------------------
          this Agreement becomes effective in accordance with its terms.

          "`Convertible Note Collateral Agreement: the Guarantee and Collateral
            -------------------------------------
          Agreement, dated on or about the Amendment Effective Date, among the Guarantor, the Primary Borrower and each Subsidiary Guarantor, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.12.

          "`Convertible Note Documents': the Investment Agreement, dated on or
            --------------------------
          about the Amendment Effective Date, among the Guarantor, the Primary Borrower and the

               Investor, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.12 and the Convertible Note Collateral Agreement.

               "`Convertible Notes': the convertible notes issued by the Primary
                 -----------------
               Borrower (a) to the Investor within 15 Business Days of the Amendment Effective Date pursuant to the Convertible Note Documents or (b) from time to time in payment of interest or other amounts owing in respect of any Convertible Note, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.12.

               "`Inactive Subsidiaries': each Subsidiary of the Primary Borrower
                 ---------------------
               listed on Part I of Schedule 10.15 so long as such Subsidiary is in compliance with Section 14.15.

               "`Intercreditor Agreement': the Intercreditor Agreement,
                 -----------------------
               substantially in the form of Exhibit L, dated as of the Amendment Effective Date, among the Investor, the Primary Borrower, the Subsidiary Guarantors and the Administrative Agent, as the same may be amended from time to time in accordance with this Agreement."

               "`Investor':  Clayton, Dubilier & Rice Fund VI Limited
                 --------
               Partnership."

               (c) by deleting the phrase "14.5(h), (j) or (k)" where it appears in the definition of the term "Reinvested Amount" and inserting in lieu thereof the phrase "14.5(f), (h), (j) or (k) (or, at any time during the Adjustment Period, 14.5(c), (f), (h), (j) or (k))".

               Section 3. Amendment to Subsection 9.5 (Mandatory Reduction of
                          ---------------------------------------------------
Commitments and Prepayments). Subsection 9.5 of the Credit Agreement is hereby
---------------------------
amended by inserting the following new paragraph (h) at the end thereof:

              "(h) Notwithstanding the foregoing, during the Adjustment Period the foregoing paragraphs (c) and (d) of this subsection 9.5 shall be deemed to be replaced in their entirety respectively by paragraphs (c) and (d) set forth on Exhibit J for all purposes of this Agreement."

          Section 4. Amendment to Subsection 10.2 (No Change). Subsection 10.2
                     ---------------------------------------
of the Credit Agreement is hereby amended by deleting the date "March 31, 1999" and substituting in lieu thereof the date "September 30, 2001".

          Section 5. Amendment to Subsection 10.15 (Subsidiaries). Subsection
                     -------------------------------------------
10.15 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:

     "10.15 Subsidiaries. On the Amendment Effective Date, the Subsidiaries of
            ------------
     the Primary Borrower, their jurisdictions of organization and the ownership interests thereof shall be as set forth on Schedule 10.15."

          Section 6. Amendment to Subsection 12.1 (Financial Statements).
                     --------------------------------------------------
Subsection 12.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" following paragraph (a) thereof, (ii) inserting the word "and" after paragraph (b) thereof and (iii) deleting the text following clause (b) thereof in its entirety and inserting in lieu thereof the following:

     "(c) during the Adjustment Period, as soon as available, but in any event not later than 45 days after the end of each calendar month, commencing with the month of December 2001, financial data for such month summarizing the results of operations of the Guarantor and its consolidated Subsidiaries as at the end of such month, certified by a Responsible Officer as being fairly stated in all material respects;

     all such financial statements and data shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein, and except, in the case of any financial statements delivered pursuant to paragraphs (b) and (c) of subsection 12.1, for the absence of certain notes)."

          Section 7. Amendment to Subsection 12.9 (Additional Collateral).
                     ---------------------------------------------------
Subsection 12.9 of the Credit Agreement is hereby amended by deleting paragraph
(d) thereof in its entirety and inserting in lieu thereof the following new paragraph (d):

     "(d) Notwithstanding anything to the contrary contained herein, (i) no Subsidiary of the Primary Borrower that had consolidated assets as of the most recently completed fiscal quarter or consolidated gross revenues as of the most recently completed period of four consecutive fiscal quarters, of less than $10,000,000 shall be required to comply with the provisions of this subsection 12.9 (nor shall the Primary Borrower or any of its Subsidiaries be required to comply with the provisions of this subsection
     12.9 with respect to any such Subsidiary) until the date that is 45 days after the Amendment Effective Date and (ii) the Primary Borrower and its Subsidiaries shall not be required to (x) make the representations and warranties set forth in Section 4 of the Collateral Agreement or subsections 10.4, 10.5, 10.17 or 10.19 of this Agreement or (y) comply with the covenants set forth in Sections 5.2.1, 5.2.2, 5.2.4, 5.2.5(i), 5.2.5(ii), 5.2.6, 5.2.7, 5.2.8(b), 5.2.9, 5.2.10, 5.3.1, 5.3.2(iii), 5.3.3
     or 6.7 of the Collateral Agreement with respect to any Inactive Subsidiary or any property or assets thereof so long as such Subsidiary is an Inactive Subsidiary, and the exclusions of Inactive Subsidiaries from representations and warranties and covenants described in this clause (ii) shall be given effect by appropriate modifications (which shall be reasonably acceptable to the Administrative Agent and the Primary Borrower) to the Assumption Agreement entered into by the Inactive Subsidiaries pursuant to Section 8.15 of the Collateral Agreement."

            Section 8.  Amendment to Subsection 13.1 (Minimum Interest Coverage
                        -------------------------------------------------------
Ratio). Subsection 13.1 of the Credit Agreement is hereby amended by deleting
-----
from the table references to fiscal quarters ending December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003
and the ratios set forth opposite such fiscal quarters.

            Section 9.  Amendment to Subsection 13.2 (Maximum Leverage Coverage
                        -------------------------------------------------------
Ratio). Subsection 13.2 of the Credit Agreement is hereby amended by deleting
-----
from the table references to fiscal quarters ending December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003
and the ratios set forth opposite such fiscal quarters.

            Section 10. New Section 13.3 (Minimum EBITDA). Section 13 of the
                        --------------------------------
Credit Agreement is hereby further amended by inserting the following new Subsection 13.3:

          "Section 13.3 Minimum EBITDA. Permit EBITDA for any period of
                        --------------
consecutive fiscal quarters of the Guarantor set forth below to be less than the amount set forth opposite such period:

                  Fiscal Periods                            EBITDA
                  --------------                            ------

                  Two fiscal quarters ending 9/30/02        negative $10,000,000

                  Three fiscal quarters ending 12/31/02     $17,000,000

                  Four fiscal quarters ending 3/31/03       $40,000,000"

            Section 11. New Section 13.4 (Minimum Liquidity). Section 13 of the
                        -----------------------------------
Credit Agreement is hereby further amended by inserting the following new Subsection 13.4:

          "Section 13.4 Minimum Liquidity. During the Adjustment Period, permit
                        -----------------
          the sum of (a) cash and Cash Equivalents of the Primary Borrower and its Subsidiaries, plus (b) the aggregate Available Revolving Credit
                            ----
          Commitment, to be less than $25,000,000 at any time."

            Section 12. Amendment to Section 14 (Negative Covenants). Section 14
                        -------------------------------------------
of the Credit Agreement is hereby amended by inserting the following proviso at the end of the lead-in paragraph to such Section:

          "; provided, however, that during the Adjustment Period, the
             --------  -------
          subsections set forth on Exhibit K shall be deemed to replace in their entirety the following subsections of this Section 14 for all purposes of this Agreement:"

          Section 13. Amendment to Subsection 14.1 (Indebtedness). Subsection
                      ------------------------------------------
14.1 of the Credit Agreement is hereby amended by deleting paragraph (e) thereof in its entirety and inserting in lieu thereof the following new paragraph (e):

          "(e) Indebtedness of the Primary Borrower on account of (i) the Senior Subordinated Notes, (ii) the Convertible Notes and (iii) Additional Indebtedness; provided that the aggregate principal amount at any time
                        --------
          outstanding of Convertible Notes and Additional Indebtedness shall not exceed $125,000,000 plus the amount of any interest accreted or paid in kind in respect thereof."

          Section 14. Amendment to Subsection 14.2 (Liens). Subsection 14.2 of
                      -----------------------------------
the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (q) thereof, (ii) inserting a semicolon followed by the word "and" after paragraph (r) thereof and (iii) inserting the following new clause (s) at the end thereof:

          "(s) Liens on the Collateral securing the Convertible Notes, any Additional Indebtedness or any Guarantee Obligations in respect of any Convertible Notes or Additional Indebtedness; provided that (i) any
                                                        --------
          such Liens are junior in priority to the Liens created by the Security Documents, (ii) the holder of the Indebtedness secured by such Lien has become a party to the Intercreditor Agreement pursuant to paragraph 18(d) of the Intercreditor Agreement and (iii) any such Liens are granted pursuant to the Convertible Note Collateral Agreement or another security document that is substantially equivalent to a Security Document."

          Section 15. Amendment to Subsection 14.3 (Guarantee Obligations).
                      ---------------------------------------------------
Subsection 14.3 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (o) thereof, (ii) inserting a semicolon followed by the word "and" after paragraph (p) thereof and (iii) inserting the following new clause (q) at the end thereof:

          "(q) Guarantee Obligations of Subsidiary Guarantors in respect of Convertible Notes and the Additional Indebtedness; provided that (to
                                                             --------
          the extent such Guarantee Obligations are secured by Liens incurred in accordance with subsection 14.2(s)) the holder of Indebtedness guaranteed thereby has become a party to the Intercreditor Agreement pursuant to paragraph 18(d) of the Intercreditor Agreement."

          Section 16. Amendment to Subsection 14.6 (Restricted Payments).
                      -------------------------------------------------
Subsection 14.6 of the Credit Agreement is hereby amended by inserting the phrase "or Convertible Note Documents" after (a) the phrase "other Credit Documents" in clause (iii) of paragraph (c) thereof and (b) the phrase "Existing Transaction Documents" in clause (ii) of paragraph (f) thereof.

          Section 17. Amendment to Subsection 14.7 (Capital Expenditures).
                      --------------------------------------------------
Subsection 14.7 to the Credit Agreement is hereby by amended as follows:

          (a) by deleting the amount set forth opposite the fiscal year 2002 and replacing it with "$45,000,000";

          (b) by deleting the amount set forth opposite the fiscal year 2003 and replacing it with "$45,000,000"; and

          (c) by deleting the provisos to such subsection and inserting in lieu thereof the following:

     "provided, however, that (w) the amount set forth above for fiscal year
      --------  -------
     2002 shall not be increased by virtue of any carry-over, (x) the amount set forth above for fiscal year 2003 shall be increased by 100% of the amount set forth above for fiscal year 2002 not expended during fiscal year 2002,
     (y) except as provided in the foregoing clauses (w) and (x) of this proviso, any portion of any amount set forth above which is not expended in the fiscal year for which it is permitted above may be carried-over to increase the amount permitted for the next fiscal year of the Primary Borrower and shall be deemed to be the first amounts expended in such next fiscal year, and (z) except as permitted by the foregoing clause (x) of this proviso, none of the amounts set forth above shall be increased by more than 50% of such amount by virtue of any carry-over."

          Section 18. Amendment to Subsection 14.12 (Optional Payments).
                      ------------------------------------------------
Subsection 14.12 of the Credit Agreement is hereby amended by deleting the word "or" at the end of clause (b) thereof and replacing such word with a comma and
(ii) deleting the period at the end of subsection 14.12 and replacing such period with a comma followed by the following:

     "(d) make any optional payment, prepayment, repurchase or redemption of the Convertible Notes or the Additional Indebtedness or any cash payment of interest in respect of the Convertible Notes or any Additional Indebtedness or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition of Convertible Notes or any Additional Indebtedness (except to the extent any payment is made in equity of the Guarantor or rights to acquire any such equity); (e) make any amendment, supplement, modification or waiver of any of the terms of the Convertible Notes, the Convertible Note Documents or any Additional Indebtedness (i) which (except to the extent any payment is made in equity of the Guarantor or rights to acquire any such equity) shortens the fixed maturity of or increases the aggregate principal amount thereof to an amount in excess of $125,000,000 plus the amount of any interest accreted or paid in kind in respect thereof, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable, at a date fixed for prepayment or by acceleration or otherwise prior to maturity thereof or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder thereof (ii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Primary Borrower, or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iii) which otherwise adversely affects the interests of the Lenders under the Intercreditor Agreement or the interests of the Lenders hereunder in any material respect; provided that the foregoing will not prohibit or restrict any amendment, supplement, modification or waiver to provide the Convertible Notes or Additional Indebtedness with the benefit of any Lien on Collateral permitted by subsection 14.2(s), or any Guarantee Obligation permitted by subsection 14.3(q); or (f) in the event of the occurrence of a Change of Control, repurchase the Convertible Notes, unless the Primary Borrower shall have (i) made, or caused to have been made, payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the Domestic L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made, or caused to have been made, an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the Domestic L/C Obligations in respect of each Lender and shall have made, or caused to have been made, payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the Domestic L/C Obligations in respect of each such Lender which has accepted such offer."

           Section 19. New Subsection 14.15 (Limitation on Inactive
                       --------------------------------------------
Subsidiaries). Section 14 of the Credit Agreement is hereby amended by adding
------------
the following new subsection thereto:

          "14.15 Limitation on Inactive Subsidiaries. At any time after the date
                 -----------------------------------
          that is 45 days after the Amendment Effective Date, (a) in the case of any Inactive Subsidiary (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations outside the ordinary course of business, (ii) incur, create, assume or suffer to exist any material Indebtedness (other than Indebtedness existing on the Amendment Effective Date), (iii) incur, create or assume any other material liability or material financial obligation (other than any such liability or financial obligation existing on the Amendment Effective Date) or (iv) own, lease, manage or otherwise operate any material properties or assets (other than property or assets owned or leased on the Amendment Effective Date), (b) make any Investment in any such Inactive Subsidiary other than in connection with any activity permitted by the preceding clause (a) (including without limitation to pay or perform any Indebtedness, liability or obligation permitted thereby), (c) dispose of any material assets or property to any such Inactive Subsidiary, unless, in the case of clauses (a), (b) and (c), within 30 days of taking any such actions, the Primary Borrower or its Subsidiary, as the direct parent of such Inactive Subsidiary, as the case may be, and such Inactive Subsidiary execute and deliver a supplement to the Assumption Agreement relating to such Inactive Subsidiary making the representations and agreeing to the covenants it would have previously made and agreed to with respect to such Inactive Subsidiary pursuant to this Agreement and the Collateral Agreement but for the provisions of subsection 12.9(d)(ii). It is understood and agreed that any Inactive Subsidiary that takes any action described in clauses (a), (b) and (c) of the foregoing sentence shall cease to be an Inactive Subsidiary and be deemed to be an Active Subsidiary for all purposes of this Agreement and the other Credit Documents on the date that is 30 days after the taking of such action.

          Section 20. Amendment to Schedule 10.15. The Credit Agreement is
                      ---------------------------
hereby amended by deleting Schedule 10.15 in its entirety and inserting in lieu thereof Schedule 10.15 hereto.

          Section 21. New Exhibits. The Credit Agreement is hereby amended by
                      ------------
adding Exhibit K, Exhibit J and Exhibit L hereto as Exhibit K, Exhibit J and Exhibit L, respectively, thereto.

          Section 22. Conditions to Effectiveness; Condition Subsequent. This
                      -------------------------------------------------
Amendment shall become effective on the date (the "Amendment Effective Date") on
                                                   ------------------------
which the Administrative Agent shall have received:


          (a) this Amendment, duly executed and delivered by each of the Borrowers, each Subsidiary Guarantor and the Majority Lenders;

          (b) a copy of each Convertible Note Document duly executed and delivered by the parties thereto; provided the continued effectiveness of this
                                  --------
Amendment shall be subject to the condition subsequent that, within 15 Business Days of the Amendment Effective Date, the Administrative Agent shall have received reasonably satisfactory evidence that the Primary Borrower has received at least $75,000,000 in gross cash proceeds from the issuance of the Convertible Notes;

          (c) the Intercreditor Agreement, duly executed and delivered by the holder of the Convertible Notes, the Primary Borrower, each Subsidiary Guarantor and the Administrative Agent;

          (d) an amendment fee, for the account of the Lenders that have delivered an executed signature page to this Amendment to the Administrative Agent or its counsel no later than 5:00 p.m., New York City time, on December 17, 2001, in an amount equal to 0.25% of the aggregate amount (without duplication) of the Commitments in effect and Loans outstanding of such Lenders; and

          (e) an executed legal opinion of Debevoise & Plimpton and the general counsel of the Primary Borrower, in each case covering such matters relating to the transactions contemplated hereby as shall be reasonably requested by the Administrative Agent.

          Section 23. Representation and Warranties; No Defaults or Events of
                      -------------------------------------------------------
Default. The Primary Borrower represents and warrants to the Administrative
-------
Agent and the Lenders that as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and the representations and warranties made by the Borrowers in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

          Section 24. Payment of Expenses. The Primary Borrower agrees to pay or
                      -------------------
reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          Section 25. Continuing Effect of the Credit Agreement. This Amendment
                      -----------------------------------------
shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms.

          Section 26. Counterparts. This Amendment may be executed by one or
                      ------------
more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


          Section 27. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND
                      -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                                ACTERNA LLC



                                                By: _________________________
                                                      Name:
                                                      Title:


                                                ACTERNA INTERNATIONAL GMBH



                                                By: ____________________________
                                                      Name:
                                                      Title:

                                                ___________________________
                                                (NAME OF LENDER)


                                                By: ____________________________
                                                      Name:
                                                      Title:

                           ACKNOWLEDGMENT AND CONSENT

         Each of the undersigned as guarantors under the Guarantee and Collateral Agreement, dated as of May 23, 2000, made by the undersigned in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment.



                                                ACTERNA BUSINESS TRUST



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                AIRSHOW, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                APPLIED DIGITAL ACCESS, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                DA VINCI SYSTEMS, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                ITRONIX CORPORATION



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                SIERRA DESIGN LABS



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                WANDEL & GOLTERMANN, INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                WAVETEK WANDEL GOLTERMANN LLC



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                WAVETEK U.S. INC.



                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT J
                                                         to the Credit Agreement

                         Adjusted Mandatory Prepayments
                         ------------------------------

          (c) If, on any date during the Adjustment Period, the Primary Borrower or any of its Subsidiaries shall incur any Indebtedness (excluding Indebtedness permitted pursuant to clauses (a) though (e) and (g) through (p) of subsection 14.1), as promptly as is practicable (and, in any event, within one Business Day following the receipt thereof), the Primary Borrower shall give notice thereof to the Administrative Agent, and on the applicable Mandatory Prepayment Date, the Loans shall be prepaid and the Commitments shall be reduced by the amount equal to the aggregate amount of Net Proceeds received from such incurrence of indebtedness. Any repayment of Loans and reduction of Commitments required by this subsection 9.5(c) shall be made in accordance with the provisions of subsection 9.5(f).

          (d) If, on any date during the Adjustment Period, the Primary Borrower or any of its Subsidiaries shall receive Net Proceeds from (i) the sale, transfer or other disposition by the Primary Borrower, or any of its Subsidiaries of any real or personal, tangible or intangible, property of the Primary Borrower or such Subsidiary (including, without limitation, any Capital Stock of a Subsidiary of the Primary Borrower) to any Person (other than to the Primary Borrower or any of its Subsidiaries) pursuant to subsection 14.5(c),
(f), (h), (j) or (k) or (ii) the recovery by the Primary Borrower or any of its Subsidiaries of amounts owing to it under property insurance policies if the Primary Borrower and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds, the Primary Borrower shall give notice thereof to the Administrative Agent, and on the applicable Mandatory Prepayment Date, the Loans shall be prepaid and the Commitments reduced by the aggregate amount of such Net Proceeds (minus the Reinvested Amount related to thereto); provided, however,
                                                           --------  -------
that in no event shall the aggregate amount of all Reinvested Amounts subtracted from such Net Proceeds received in connection with asset dispositions described in the foregoing clause (i) exceed $10,000,000 in any fiscal year of the Primary Borrower. Any Notice of Prepayment given pursuant to this subsection 9.5(d) shall be given as promptly as practicable (and in any event, within three Business Days) following the date of receipt of any such Net Proceeds (except that if any such Net Proceeds are eligible to be reinvested in accordance with the definition of the term "Reinvested Amount" in subsection 1.1 and the Primary Borrower has not elected to reinvest such proceeds, such Notice of Prepayment shall be given on the earlier of (1) the date on which the certificate of a Responsible Officer of the Primary Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition).

                                                                        EXHBIT K
                                                         to the Credit Agreement

                           Adjusted Negative Covenants
                           ---------------------------

          Section 14.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including, in any event, any preferred stock which is mandatorily redeemable prior to the scheduled maturity of the Loans, other than any such stock held by Management Investors), except:

               (a) Indebtedness of the Primary Borrower and its Subsidiaries under this Agreement and the other Credit Documents;

               (b) Indebtedness of the Primary Borrower to any Subsidiary and of any Subsidiary to the Primary Borrower or any other Subsidiary; provided that the aggregate principal amount of Indebtedness of Foreign Subsidiaries to the Primary Borrower and any Domestic Subsidiary shall not exceed $35,000,000 at any time outstanding;

               (c) Indebtedness of the Primary Borrower and its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) and any other Financing Leases in an aggregate principal amount not exceeding as to the Primary Borrower and its Subsidiaries $15,000,000 at any time outstanding;

               (d) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the
                           --------
          time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Primary Borrower no Default or Event of Default shall have occurred and be continuing;

               (e) Indebtedness of the Primary Borrower on account of (i) the Senior Subordinated Notes, (ii) the Convertible Notes and (iii) Additional Indebtedness; provided that the aggregate principal amount
                                   --------
          at any time outstanding of Convertible Notes and Additional Indebtedness shall not exceed $125,000,000 plus the amount of any interest accreted or paid in kind in respect thereof;

               (f) additional Indebtedness of the Primary Borrower or any of its Subsidiaries which is subordinated to the obligations of the Credit Parties hereunder not exceeding $50,000,000 in aggregate principal amount at any one time outstanding; provided that (i) any
                                                        --------
          such Indebtedness shall have terms and conditions which are not materially more burdensome to the Credit Parties than, and subordination provisions substantially similar to, the Senior Subordinated Notes, (ii) the aggregate principal amount of Indebtedness owing by Subsidiaries of the Primary Borrower that are not Subsidiary Guarantors in reliance upon the provisions of this clause (f) and subsection 14.1(p) shall not exceed $20,000,000 at any one time outstanding, and (iii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by Section 9.5(c);

               (g)  [intentionally omitted];

               (h) to the extent that any Guarantee Obligation permitted under subsection 14.3 constitutes Indebtedness, such Indebtedness;

               (i) Indebtedness of Foreign Subsidiaries of the Primary Borrower for working capital purposes (including in respect of overdrafts and letters of credit issued for the account of any Foreign Subsidiary) not exceeding, as to all such Foreign Subsidiaries, $35,000,000 in aggregate principal amount at any one time outstanding;

               (j) Indebtedness to finance the general working capital needs of the Primary Borrower and its Subsidiaries incurred after the Termination Date in an aggregate principal amount not to exceed the amount of the Revolving Credit Commitments as of the Closing Date, provided that (i) the Tranche A Loans shall have been repaid in full
          --------
          and the Revolving Credit Commitment shall have been or shall concurrently be terminated and the Revolving Credit Loans, the Swing Line Loans and the Reimbursement Obligations shall have been or shall concurrently be repaid in full and any outstanding Domestic L/C Obligations shall have been or shall concurrently be cash collateralized on terms reasonably satisfactory to the Administrative Agent and (ii) the terms and conditions of such replacement working capital facility shall be substantially similar to, or otherwise not less favorable to the Primary Borrower in any material respect than, the analogous provisions applicable to the Revolving Credit Commitments;

               (k) Indebtedness of the Primary Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

               (l) Indebtedness of any Foreign Subsidiary of the Primary Borrower fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;

               (m) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such
                                                         --------
          Indebtedness is extinguished within two Business Days of its incurrence;

               (n) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Primary Borrower and any of its Subsidiaries under any Hedging Arrangements;

               (o) the German Mortgage Debt and any Indebtedness described in
          Schedule 11.1(m) and any refinancing thereof; and

               (p) additional unsecured Indebtedness not exceeding $20,000,000 in aggregate principal amount at any one time outstanding.

          For the purposes of determining compliance with subsection 14.1(i) and
(p), the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) on or prior to the Closing

Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term debt) or committed (in respect of revolving debt).

               Section 14.2 Limitation on Liens. Create, incur, assume or suffer
                            -------------------
to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                    (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto
                            --------
               are maintained on the books of the Guarantor, the Primary Borrower or their Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                    (b) carriers', warehousemen's, mechanics', materialmen's,
               repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                    (c) pledges, deposits or other Liens in connection with
               workers' compensation, unemployment insurance and other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits or other Liens securing liability to insurance carriers under insurance or self-insurance arrangements);

                    (d) Liens to secure the performance of bids, contracts
               (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds, reimbursement obligations with respect to letters of credit issued for the account of any Foreign Subsidiary and otherwise permitted hereunder, and other obligations of a like nature incurred in the ordinary course of business;

                    (e) zoning restrictions, easements, rights-of-way,
               restrictions, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of the Primary Borrower and its Subsidiaries taken as a whole;

                    (f) Liens securing or consisting of Indebtedness of the
               Primary Borrower and its Subsidiaries permitted by subsection 14.1(c) or 14.1(g), provided that (i) such Liens shall be created
                                   --------
               prior to or substantially simultaneously with or within six months of the acquisition thereby financed or the date of the incurrence or assumption of such Indebtedness and, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with any acquisition, the property subject thereto immediately prior to such acquisition;

                    (g) Liens on the property or assets of a Person which
               becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 14.1(d), provided that (i) such Liens
                                                --------
               existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary;

                    (h) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Primary Borrower and all Subsidiaries in the aggregate) $10,000,000 in aggregate amount at any time outstanding;

                    (i) Liens created pursuant to the Security Documents;

                    (j) Liens of landlords or of mortgages of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not
                       --------
               yet due and payable;

                    (k) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                    (l) Liens existing on assets or properties at the time of
               the acquisition thereof by the Primary Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Primary Borrower or such Subsidiary other than the assets or property being acquired;

                    (m) Liens securing Guarantee Obligations permitted under
               subsection 14.3(j)(i) or (ii);

                    (n) any encumbrance or restriction (including, without
               limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance
                                               --------
               or restriction affects in any way the ability of the Primary Borrower or any of its Subsidiaries to comply with subsection 12.9;

                    (o) Liens on property subject to Sale and Leaseback
               Transactions permitted under subsection 14.10 and general intangibles related thereto;

         (p) Liens on property of any Foreign Subsidiary of the Primary Borrower securing Indebtedness of any Foreign Subsidiary of the Primary Borrower permitted by subsection 14.1(i);

         (q) Liens in respect of the German Mortgage Debt; and other Liens in existence on the date hereof and listed on Schedule 14.2(q);

         (r) Liens on Intellectual Property and foreign patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Primary Borrower and its Subsidiaries; and

         (s) Liens on the Collateral securing the Convertible Notes, any Additional Indebtedness and any Guarantee Obligations in respect of any Convertible Notes or Additional Indebtedness; provided that (i) any such
                                                   --------
     Liens are junior in priority to the Liens created by the Security Documents, (ii) the holder of Indebtedness secured by such Lien has become a party to the Intercreditor Agreement pursuant to paragraph 18(d) of the Intercreditor Agreement and (iii) any such Liens are granted pursuant to the Convertible Note Collateral Agreement or another security document that is substantially equivalent to a Security Document.

     Section 14.3 Limitation on Guarantee Obligations. Create, incur, assume or
                  -----------------------------------
suffer to exist any Guarantee Obligation except:


         (a) [Intentionally omitted];

         (b) guarantees made in the ordinary course of its business by the Primary Borrower or any of its Subsidiaries of obligations of the Primary Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

         (c) the Collateral Agreement or otherwise in respect of Indebtedness permitted by subsection 14.1(a);

         (d) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

         (e) Guarantee Obligations in existence on the Amendment Effective Date of Indebtedness incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of the Guarantor or the Primary Borrower, and any refinancings, refundings, extensions or renewals thereof; provided that such amount shall
                                                 --------
     be reduced by the aggregate then outstanding principal amount of loans and advances made in reliance upon the provisions of subsection 14.8(l);

         (f) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds, letters of credit and suretyship arrangements, all in the ordinary course of business;

         (g) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 14.9(iii) or similar agreements by the Primary Borrower or any of its Subsidiaries;

         (h) Reimbursement Obligations in respect of the Domestic L/Cs and the German L/C;

         (i) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

         (j) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Guarantor, the Primary Borrower or any of their Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes, and in the case of this clause (iii), in an aggregate amount (as to the Primary Borrower and all its Subsidiaries), together with the aggregate amount of all Investments permitted under subsection 14.8(c)(ii), of up to $2,000,000 outstanding at any time;

         (k) [intentionally omitted];

         (l) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 14.5, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

         (m) (i) Guarantee Obligations represented by contracts entered into by the Primary Borrower or any of its Subsidiaries for the purchase of equipment, inventory and supplies required by the Primary Borrower or such Subsidiary in the ordinary course of business and (ii) accommodation guarantees for the benefit of trade creditors of the Primary Borrower or any of its Subsidiaries in the ordinary course of business;

         (n) [intentionally omitted];

         (o) Guarantee Obligations of the Primary Borrower and its Subsidiaries under any Hedging Arrangements;

         (p) Guarantee Obligations by Subsidiaries of the Primary Borrower in respect of the Senior Subordinated Notes as provided in the Senior Subordinated
Note Indenture, which are subordinated as provided in the Senior Subordinated
Note Indenture; and

               (q) Guarantee Obligations of Subsidiary Guarantors in respect of the Convertible Notes and the Additional Indebtedness; provided that
                                                                 --------
          (to the extent such Guarantee Obligations are secured by Liens incurred in accordance with subsection 14.2(s)) the holder of Indebtedness guaranteed thereby has become a party to the Intercreditor Agreement pursuant to paragraph 18(d) of the Intercreditor Agreement.

          Section 14.4 Limitation on Fundamental Changes. Enter into any merger,
                       ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

               (a) any Subsidiary of the Primary Borrower may be merged or consolidated with or into the Primary Borrower (provided that the
                                                          --------
          Primary Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Primary Borrower (provided that (i) the Wholly Owned Subsidiary or
                    --------
          Subsidiaries shall be the continuing or surviving corporation and (ii) if such Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the continuing or surviving corporation);

               (b) any Subsidiary may liquidate or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Primary Borrower or any other Wholly Owned Subsidiary of the Primary Borrower (provided that if such
                                                    --------
          Subsidiary is a Subsidiary Guarantor such disposition of assets shall be to the Primary Borrower or another Subsidiary Guarantors);

               (c)  pursuant to the Transaction or the German Borrower Merger;
          or

               (d)  as expressly permitted by subsection 14.5.

          Section 14.5 Limitation on Sale of Assets. Convey, sell, lease,
                       ----------------------------
assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Primary Borrower or any Wholly Owned Subsidiary, except:

               (a) the sale or other disposition of inventory, or of surplus, obsolete or worn- out property or assets, whether now owned or hereafter acquired, in the ordinary course of business;

               (b) the sale or other disposition of any other property or assets in the ordinary course of business (it being understood that this shall not include the sale or other disposition of all or substantially all of any business unit);

               (c) the sale or other disposition of any property or assets (other than assets described in clauses (a) and (b) above), provided
                                                                      --------
          that the aggregate market
          value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $20,000,000;

               (d) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary of the Primary
          --------
          Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

               (e) the sale or other disposition of any assets or property by the Primary Borrower or any of its Subsidiaries to the Primary Borrower or any Wholly Owned Subsidiary of the Primary Borrower; provided that (i) in the case of any such fixed capital asset that is
          --------
          subject to any Lien created and existing under the Security Documents and the fair value of which exceeds $5,000,000, such Lien may not be released upon such disposition unless such disposition is for fair value as evidenced by a certificate of a Responsible Officer of the Primary Borrower and (ii) in the case of any such a disposition by the Primary Borrower or any Domestic Subsidiary to any Foreign Subsidiary, such disposition is in the ordinary course of business;

               (f)  [intentionally omitted];

               (g)  as permitted by subsection 14.4(b) or (c);

               (h) pursuant to Sale and Leaseback Transactions permitted by subsection 14.10;

               (i) the abandonment, sale or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Primary Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Primary Borrower and its Subsidiaries taken as a whole;

               (j) any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries set forth on Schedule 14.5(j);

               (k) any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries, so long as the Net Proceeds of any such sale or other disposition do not exceed $50,000,000 in the aggregate after the Closing Date, provided that an amount equal to
                                            --------
          100% of the Net Proceeds of such sale or other disposition less the
                                                                     ----
          Reinvested Amount is applied in accordance with subsection 9.5(d); and

               (l) any issuance, sale or other disposition of preferred stock (or equivalent equity interest) of any Subsidiary constituting Indebtedness created, incurred, assumed or existing in compliance with subsection 14.1.

          Section 14.6 Limitation on Restricted Payments. Declare or pay any
                       ---------------------------------
dividend (other than dividends payable solely in common stock of the Primary Borrower or options, warrants or other rights to purchase common stock of the Primary Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Primary Borrower that is not Indebtedness or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution (other than dividends payable solely in the common stock of the Primary Borrower or options, warrants or other rights to purchase common stock of the Primary Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Primary Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:
 -------------------

               (a) the Primary Borrower may pay cash dividends in an amount sufficient to allow the Guarantor to pay its obligations to CD&R under any agreement with CD&R for the rendering of management consulting or financial advisory services, provided that such amount shall not
                                       --------
          exceed in the aggregate $750,000 per year plus reasonable out-of-pocket expenses;

               (b) the Primary Borrower may pay cash dividends in an amount sufficient to allow the Guarantor to pay expenses incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any fiscal year;

               (c) the Primary Borrower may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by the Guarantor in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under federal or state laws or under this Agreement or any of the other Credit Documents or the Convertible Note Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity;

               (d) the Primary Borrower may pay cash dividends in amounts sufficient to pay tax liabilities of the Guarantor which are paid in cash by the Guarantor to any taxing authority;

               (e) the Primary Borrower may, and may pay cash dividends in an amount sufficient to allow the Guarantor to, repurchase shares of its common stock or rights, options or units in respect thereof, from Management Investors, including as contemplated by the Management Subscription Agreements which may be entered into between the Guarantor or the Primary Borrower and Management Investors, for an aggregate purchase price not to exceed $2,500,000 in any fiscal year; provided that such amount shall be increased by an amount equal to the
          --------
          proceeds of any resales or new issuances of shares and options to any such Management Investors, at any time after the initial issuances to any

          Management Investors, together with the aggregate amount of deferred compensation owed by the Guarantor, the Primary Borrower or any of their Subsidiaries to any such Management Investor that shall thereafter have been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of the Guarantor's or the Primary Borrower's common stock; and

               (f) the Primary Borrower may enter into and consummate the Transaction and the transactions expressly contemplated by the Transaction Documents, and may pay cash dividends in an amount sufficient to allow the Guarantor (i) to pay all fees and expenses incurred in connection with the Transaction and the transactions expressly contemplated by the Transaction Documents, (ii) to allow the Guarantor to perform its obligations under or in connection with the Transaction Documents, the Existing Transaction Documents or the Convertible Note Documents and (iii) permit the Guarantor to pay its Guarantee Obligations on account of the Senior Subordinated Notes and the Senior Subordinated Note Indenture, to the extent that the payment of such Guarantee Obligations does not violate the subordination provisions contained in the Senior Subordinated Notes or the Senior Subordinated Note Indenture.

          Section 14.7 Limitation on Capital Expenditures. Make or commit to
                       ----------------------------------
make (by way of the acquisition of securities of a Person or otherwise) any expenditure (a "Capital Expenditure") in respect of the purchase or other
                -------------------
acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (ii) any Permitted Acquisition permitted by subsection 14.8(e)) except for (x) Capital Expenditures described in the immediately preceding parenthetical and (y) additional Capital Expenditures, in the case of this clause (y) not exceeding, in the aggregate for the Primary Borrower and its Subsidiaries, during any fiscal year of the Primary Borrower the amount set forth below opposite such fiscal year:

              Fiscal Year                                Amount
              -----------                                ------
              2001                                       $ 58,900,000
              2002                                       $ 45,000,000
              2003                                       $ 45,000,000
              2004                                       $ 70,900,000
              2005                                       $ 80,600,000
              2006                                       $ 91,500,000
              2007 and thereafter                        $103,800,000

; provided, however, that (w) the amount set forth above for fiscal year 2002
  --------  -------
shall not be increased by virtue of any carry-over, (x) the amount set forth above for fiscal year 2003 shall be increased by 100% of the amount set forth above for fiscal year 2002 not expended during fiscal year 2002, (y) except as provided in the foregoing clauses (w) and (x) of this proviso, any portion of any amount set forth above which is not expended in the fiscal year for which it is permitted above may be carried-over to increase the amount permitted for the next fiscal year of the Primary Borrower and shall be deemed to be the first amounts expended in such next fiscal year, and (z) except as permitted by the foregoing clause (x) of this proviso, none of the amounts set forth above shall be increased by more than 50% of such amount by virtue of any carry-over.

          Section 14.8 Limitation on Investments, Loans and Advances. Make any
                       ---------------------------------------------
advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each an "Investment") in, any Person, except:
 ----------

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  Investments in cash and Cash Equivalents;

                  (c) loans and advances to officers, directors or employees of the Guarantor, the Primary Borrower or their Subsidiaries (i) for travel, entertainment and relocation expenses in the ordinary course of business, (ii) for other purposes in an aggregate amount for the Guarantor, the Primary Borrower and their Subsidiaries, together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 14.3(j)(iii), not to exceed $2,000,000 at any one time outstanding, (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 14.9 and (iv) existing on the Closing Date and described in
          Schedule 14.8(f);

                  (d) Investments by the Primary Borrower in, and loans, advances and capital contributions by the Primary Borrower to, any Wholly Owned Subsidiary and investments by Subsidiaries in, and loans, advances and capital contributions by Subsidiaries to, the Primary Borrower and Wholly Owned Subsidiaries;

                  (e) the acquisition of all or substantially all of the business or assets or the Capital Stock of any Person or any business unit thereof or all or substantially all of the Capital Stock of any Person (a "Permitted Acquisition"), provided that:
                     ---------------------    --------

                  (i) upon giving effect to such Permitted Acquisition on a pro forma basis, either (A) the Primary Borrower would be in Historical Pro Forma Compliance with respect to such Permitted Acquisition, or (B) the Primary Borrower would not be in Historical Pro Forma Compliance but would otherwise be in compliance on a pro forma basis with each of the financial covenants contained in Section 13 as if such Permitted Acquisition had been made on the first day of the Historical Period, and the aggregate cash purchase price paid by the Primary Borrower and its Subsidiaries for all Permitted Acquisitions made pursuant to this subclause (B) after the Amendment Effective Date does not exceed $10,000,000, or (C) the Primary Borrower would be in compliance on a pro forma basis with each of the financial covenants contained in Section 13 as if such Permitted Acquisition had been made on the first day of the Historical Period, and such Permitted Acquisition is financed entirely through the issuance of equity (excluding any financing through the assumption of Indebtedness not for borrowed money in connection with the Acquisition);

                  (ii) no Default or Event of Default has occurred and is continuing at the time of consummation of such Permitted Acquisition or will result therefrom; and

                  (iii) any such acquisition of Capital Stock of any Person may exclude any Capital Stock of such Person to the extent necessary in the good faith judgment of the Primary Borrower, to permit such acquisition to be accounted for as a recapitalization;

                  (f) Investments existing on the Closing Date and described in Schedule 14.8(f), setting forth the respective amounts of such Investments as of a recent date;

                  (g) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 14.5(d);

                  (h) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 14.2(c), (d) or (j);

                  (i) Investments representing non-cash consideration received by the Primary Borrower or any of its Subsidiaries in connection with any sale or other disposition of the property of the Primary Borrower or any of its Subsidiaries, provided that in
                                                               --------
              the case of any sale or other disposition permitted under subsection 14.5(j), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such sale or other disposition and any such non-cash consideration received by the Primary Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (j) Investments by the Primary Borrower or any of its Subsidiaries in one or more Persons in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Primary Borrower or such Subsidiary in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (k) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Primary Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Primary Borrower or any of its Subsidiaries; provided that any such securities or
                                          --------
              other property received by the

                  Primary Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                      (l) loans and advances to Management Investors in connection with the purchase by such Management Investors of Capital Stock of the Guarantor or the Primary Borrower of up to $5,000,000 outstanding at any one time; provided that such
                                                             --------
                  amount shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantee Obligations permitted by subsection 14.3(e);

                      (m) Investments in the Capital Stock of the Guarantor which is held by the Guarantor as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

                      (n) Investments constituting Capital Expenditures, to the extent permitted by subsection 14.7;

                      (o) Investments of the Primary Borrower and its Subsidiaries under any Hedging Arrangements; and

                      (p) Investments not otherwise permitted by the preceding clauses of subsection 14.8 in an aggregate amount not to exceed $30,000,000 at any one time outstanding.

                  Section 14.9 Limitation on Transactions with Affiliates. Enter
                               ------------------------------------------
into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Primary Borrower unless such transaction (a) is otherwise permitted under this Agreement and (b) either (i) is upon terms no less favorable to the Primary Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not such an Affiliate or (ii) has been approved by a majority of the Disinterested Directors of the Guarantor, or in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors or comparable body of the Guarantor, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required; provided that nothing contained in
                                            --------
this subsection 14.9 shall be deemed to prohibit:

                      (i) the Primary Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of the Primary Borrower or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $1,000,000 for each such director, officer or employee;

                      (ii) the payment of transaction expenses in connection
                           with this Agreement, the Transaction and the German Borrower Merger;

               (iii) the Primary Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any of the persons listed on Schedule 1.1(b) and their Affiliates, any Management Investor, and each person who is or becomes a director, officer, agent or employee of the Guarantor or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Guarantor or any of its Subsidiaries,
                      (B) incurred to third parties for any action or failure to act of the Guarantor or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to the Guarantor or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Guarantor or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Guarantor or any of its Subsidiaries;

               (iv) the Guarantor or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 14.9(iv);

               (v)    payments pursuant to the Tax Allocation Agreement; or

               (vi) any transaction permitted under subsection 14.2(m), 14.3(e), 14.3(g), 14.3(j), 14.4, 14.6, 14.8(c) or 14.8(l),
                      or any transaction with the Primary Borrower or a Wholly Owned Subsidiary of the Primary Borrower.

For purposes of this subsection 14.9, "Disinterested Director" shall mean, with
                                       ----------------------
respect to any Person and transaction, a member of the board of directors or comparable body of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction (other than by virtue of such member's ownership of Capital Stock of the Guarantor).

          Section 14.10 Limitation on Sales and Leasebacks. Enter into any
                        ----------------------------------
arrangement with any Person providing for the leasing by the Primary Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Primary Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Primary Borrower or such Subsidiary (any of such arrangements, a "Sale and Leaseback Transaction") other
                                         ------------------------------
than in connection with any sale or other disposition permitted under subsection
14.5 and except for Sale
and Leaseback Transactions entered into by the Primary Borrower or any such Subsidiary with respect to real or personal property with an aggregate book value not to exceed $20,000,000 at any one time.

     Section 14.11 Limitation on Changes in Fiscal Year. Permit the fiscal year
                   ------------------------------------
of the Primary Borrower to end on a day other than March 31.

     Section 14.12 Limitation on Optional Payments and Modifications of Debt
                   ---------------------------------------------------------
Instruments and other Material Agreements. (a) Make any optional payment,
-----------------------------------------
prepayment, repurchase or redemption of the Senior Subordinated Notes or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than mandatory payments of principal and interest and payments of, in each case, fees and expenses required by the Senior Subordinated Notes or the Senior Subordinated Note Indenture, only to the extent permitted under the subordination provisions, if any, applicable thereto), (b) make any amendment, supplement, modification or waiver of any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (i) which amends or modifies the subordination provisions contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture; (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Subordinated Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder of the Senior Subordinated Notes; (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Primary Borrower, or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Lenders hereunder in any material respect, (c) in the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes, unless the Primary Borrower shall have (i) made, or caused to have been made, payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the Domestic L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made, or caused to have been made, an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the Domestic L/C Obligations in respect of each Lender and shall have made, or caused to have been made, payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the Domestic L/C Obligations in respect of each such Lender which has accepted such offer, (d) make any optional payment, prepayment, repurchase or redemption of the Convertible Notes or the Additional Indebtedness or any cash payment of interest in respect of the Convertible Notes or any Additional Indebtedness or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition of Convertible Notes or any Additional Indebtedness (except to the extent any payment is made in equity of the Guarantor or rights to acquire any such equity), (e) make any amendment, supplement, modification or waiver of any of the terms of the Convertible Notes, the Convertible Note Documents or any Additional Indebtedness (i) which

(except to the extent any payment is made in equity of the Guarantor or rights to acquire any such equity) shortens the fixed maturity of or increases the aggregate principal amount thereof to an amount in excess of $125,000,000 plus the amount of any interest accreted or paid in kind in respect thereof, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise thereof or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder thereof; (ii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Primary Borrower, or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iii) which otherwise adversely affects the interests of the Lenders under the Intercreditor Agreement or the interests of the Lenders hereunder in any material respect; provided that the foregoing will not prohibit or restrict any amendment, supplement, modification or waiver to provide the Convertible Notes or Additional Indebtedness with the benefit of any Lien on Collateral permitted by subsection 14.2(s), or any Guarantee Obligation permitted by subsection 14.3(q), or (f) in the event of the occurrence of a Change of Control, repurchase the Convertible Notes, unless the Primary Borrower shall have (i) made, or caused to have been made, payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the Domestic L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made, or caused to have been made, an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the Domestic L/C Obligations in respect of each Lender and shall have made, or caused to have been made, payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the Domestic L/C Obligations in respect of each such Lender which has accepted such offer.

     Section 14.13 Limitation on Negative Pledge Clauses. Enter into any
                   -------------------------------------
agreement which prohibits or limits the ability of the Primary Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the obligations hereunder or, in the case of any guarantor, its obligations under the Collateral Agreement, other than (a) this Agreement and the other Credit Documents and any related documents and (b) any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements or Financing Leases or operating leases of real property entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby).

     Section 14.14 Limitation on Lines of Business. Enter into any business,
                   -------------------------------
either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Primary Borrower and its Subsidiaries are engaged on the Closing Date or which are related thereto.

     Section 14.15 Limitation on Inactive Subsidiaries. At any time after the
                   -----------------------------------
date that is 45 days after the Amendment Effective Date, (a) in the case of any Inactive Subsidiary (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations outside the ordinary course of business, (ii) incur, create, assume or suffer to exist any material Indebtedness (other than Indebtedness existing on the Amendment Effective Date), (iii) incur, create or assume any other material liability or material financial obligation (other than any such liability or financial obligation existing on the Amendment Effective
Date) or (iv) own, lease, manage or otherwise operate any material properties or assets (other than property or assets owned or leased on the Amendment Effective
Date), (b) make any Investment in any such Inactive Subsidiary other than in connection with any activity permitted by the preceding clause (a) (including without limitation to pay or perform any Indebtedness, liability or obligation permitted thereby), (c) dispose of any material assets or property to any such Inactive Subsidiary, unless, in the case of clauses (a), (b) and (c), within 30 days of taking any such actions, the Primary Borrower or its Subsidiary, as the direct parent of such Inactive Subsidiary, as the case may be, and such Inactive Subsidiary execute and deliver a supplement to the Assumption Agreement relating to such Inactive Subsidiary making the representations and agreeing to the covenants it would have previously made and agreed to with respect to such Inactive Subsidiary pursuant to this Agreement and the Collateral Agreement but for the provisions of subsection 12.9(d)(ii). It is understood and agreed that any Inactive Subsidiary that takes any action described in clauses (a), (b) and
(c) of the foregoing sentence shall cease to be an Inactive Subsidiary and be deemed to be an Active Subsidiary for all purposes of this Agreement and the other Credit Documents on the date that is 30 days after the taking of such action.

     Section 14.16 Limitation on Cash. (a) Permit, at any time after 45 days
                   ------------------
following the Amendment Effective Date, the aggregate amount of cash and Cash Equivalents owned by the Primary Borrower or any of its Domestic Subsidiaries that is not held in Qualified Accounts (as defined below) to exceed $10,000,000 or (b) permit, at any time after 60 days following the Amendment Effective Date, the aggregate amount of cash and Cash Equivalents owned by Foreign Subsidiaries held by Persons that are not Lenders or Affiliates thereof to exceed $15,000,000; provided, however, if, as a result of an assignment of any Lender's
             --------  -------
obligations under this Agreement pursuant to subsection 17.6, or of any Person holding cash or Cash Equivalents of the Primary Borrower or any of its Subsidiaries otherwise no longer being a Lender or an Affiliate of a Lender, the Primary Borrower and its Subsidiaries are no longer in compliance with the foregoing clause (b), the Primary Borrower and its Subsidiaries shall have 60 days from the date of the Primary Borrower's receipt of notice of such assignment, or of such Person no longer being a Lender or an Affiliate of a Lender, to come into compliance with such clause (b). For the purposes of this subsection 14.16, the term "Qualified Accounts" shall mean any deposit account
                            ------------------
of the Primary Borrower or any Domestic Subsidiary in which the Administrative Agent has a perfected first priority security interest (subject to customary qualifications), on terms and conditions reasonably satisfactory to the Administrative Agent.

                                                                       EXHIBIT L
                                                         to the Credit Agreement

                         Form of Intercreditor Agreement
                         -------------------------------


                               [Separate Document]